Exhibit 21.1
SUBSIDIARIES OF ARES STRATEGIC INCOME FUND

Name	Jurisdiction
ADLP CLO I Ltd.	CAYMAN ISLANDS
ADLP DE LLC	DELAWARE
ADLP Finco A LLC	DELAWARE
ADLP Finco B LLC	DELAWARE
ADLP Finco C Ltd.	CAYMAN ISLANDS
ADLP Holdings Inc.	DELAWARE
ADLP Sarl	LUXEMBOURG
Ares Dino HoldCo 2 Sarl	LUXEMBOURG
Ares Dino TopCo 2 Sarl	LUXEMBOURG
Ares Direct Lending CLO 3 LLC	DELAWARE
Ares Direct Lending CLO 5 LLC	DELAWARE
Ares Direct Lending CLO 8 LLC	DELAWARE
Ares Strategic Investments Luxembourg Sarl	LUXEMBOURG
ASIF Cayman Holdings Ltd.	CAYMAN ISLANDS
ASIF Equity I LLC	DELAWARE
ASIF Equity II LLC	DELAWARE
ASIF FIN LLC	DELAWARE
ASIF Funding I, LLC	DELAWARE
ASIF Funding II, LLC	DELAWARE
ASIF Funding III, LLC	DELAWARE
ASIF Holdings Inc.	DELAWARE
In addition, we may be deemed to control certain portfolio companies identified as “Affiliated” companies that we “Control” in footnote 5 to the Consolidated Schedule of Investments as of December 31, 2025 included in the Financial Statements portion of Ares Strategic Income Fund’s Form 10-K for the year ended December 31, 2025.